United States
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 14, 2015

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BNC Bancorp
(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Premier Drive, Suite 210
High Point, North Carolina 27265
(Address of principal executive offices)

(336) 476-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))
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Item 1.01    Entry into a Material Definitive Agreement

On August 14, 2015, BNC Bancorp (the “Company”), the holding company for Bank of North Carolina, High Point, North Carolina, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Southcoast Financial Corporation (“Southcoast”), the holding company for Southcoast Community Bank, Mt. Pleasant, South Carolina. Under the terms of the Merger Agreement, Southcoast will merge with and into the Company (the “Merger”) and Southcoast Community Bank will merge with and into Bank of North Carolina. The parties anticipate closing the Merger in the first quarter of 2016.

At the effective time of the Merger, each share of common stock of Southcoast issued and outstanding immediately before the effective time (the “Southcoast Common Stock”) will be converted into shares of the Company’s common stock (the “Company Common Stock”) at an exchange ratio based upon the twenty-day volume weighted average price per share of the Company Common Stock ending on the closing of trading on the last trading day prior to the closing of the Merger (the “VWAP”) such that each share of the Southcoast Common Stock would be converted into $13.35 payable in the Company Common Stock, subject to certain minimum and maximum exchange ratios based on the VWAP. If the VWAP immediately prior to the Merger is equal to or less than $19.00, then each share of the Southcoast Common Stock would be converted into 0.7026 shares of the Company Common Stock. If the VWAP immediately prior to the Merger is equal to or greater than $22.00, then each share of the Southcoast Common Stock would be converted into 0.6068 shares of the Company Common Stock.

The Merger Agreement has been approved by the boards of directors of both the Company and Southcoast. The closing of the Merger is subject to the required approval of Southcoast’s shareholders, requisite regulatory approvals, the effectiveness of the registration statement to be filed by the Company with respect to the Company Common Stock to be issued in the transaction, and other customary closing conditions.

The Merger Agreement contains usual and customary representations and warranties that the Company and Southcoast made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and Southcoast, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between the Company and Southcoast rather than establishing matters as facts.

The Merger Agreement may be terminated in certain circumstances, including: (i) by the Company if a material adverse effect shall have occurred, or if Southcoast shall have suffered a material loss or damage to any of its properties or assets, which change, loss or damage materially affects or impairs its ability to conduct its business; (ii) by Southcoast if a material adverse change in the business, operations or financial condition of the Company on a consolidated basis shall have occurred which change would reasonably be expected to have a material adverse effect on the market price of the Company Common Stock or materially affects or impairs its ability to conduct its business; (iii) by either party if the terms, covenants or conditions of the Merger Agreement to be complied with by the other party shall not have been substantially complied with or substantially performed before the closing of the Merger; (iv) by either party in the event of a material breach by the other party of any covenant, agreement or obligation contained in the Merger Agreement which breach has not been cured within twenty days after the giving of written notice to the other party of such breach or, if such breach is not capable of being cured within twenty days, such other party has not begun to cure such breach within twenty days after such written notice; (v) by the Company in the event Southcoast fails to disclose any fact or condition required to be disclosed by Southcoast pursuant to the Merger Agreement with respect to the business, properties, assets or earnings of Southcoast which materially and adversely affects such business, properties, assets or earnings or the ownership, value or continuance thereof; (vi) by either party upon a final and nonappealable denial of a required regulatory approval or injunction or similar restraint permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by the Merger Agreement; (vii) by either party if the closing of the transactions contemplated by the Merger Agreement shall not have occurred on or before March 31, 2016; (viii) by either party if the Merger Agreement is not approved by the shareholders of Southcoast; or (ix) by Southcoast in the event that the Company Common Stock price decreases in comparison to the specified ratio provided in the Merger Agreement, and the Company elects not to increase the merger consideration to be received by Southcoast shareholders. Upon termination of the Merger Agreement upon certain specified circumstances, Southcoast may be required to pay the Company a termination fee of $3.0 million.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The related press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Participants in the Merger Solicitation

The Company and Southcoast, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Southcoast in respect of the Merger. Information regarding the directors and executive officers of the Company and Southcoast and other persons who may be deemed participants in the solicitation of the shareholders of Southcoast in connection with the Merger will be included in the proxy statement/prospectus for Southcoast’s special meeting of shareholders, which will be filed by the Company with the Securities and Exchange Commission (the “SEC”). Information about the Company’s directors and executive officers can also be found in the Company’s definitive proxy statement in connection with its 2015 annual meeting of shareholders, as filed with the SEC on April 14, 2015, and other documents subsequently filed by the Company with the SEC. Information about Southcoast’s directors and executive officers can also be found in Southcoast’s Annual Report on Form 10-K, as filed with the SEC on March 12, 2015, and other documents subsequently filed by Southcoast with the SEC. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and other relevant documents regarding the Merger filed with the SEC when they become available.

Item 7.01     Regulation FD Disclosure

On August 14, 2015, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company has also posted supplemental information on its website at http://www.bncdeliversmore.com/investorpresentation related to the Merger Agreement. A copy of the supplemental information is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing descriptions are qualified in their entirety by reference to such exhibits. The Company is not undertaking any obligation to update this supplemental information.

The information provided pursuant to this Item 7.01 is to be considered “furnished” pursuant to Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference into any of the Company’s reports or filings under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such report or filing.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit 2.1 – Agreement and Plan of Merger, dated August 14, 2015, by and between BNC Bancorp and Southcoast Financial Corporation

Exhibit 99.1 – Press release, dated August 14, 2015

Exhibit 99.2 – Supplemental Information, dated August 14, 2015

Cautionary Statements Regarding Forward-Looking Information.

This Current Report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the Merger, the expected returns and other benefits of the Merger, to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on the Company’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

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Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the time frames expected or at all, or may be more costly to achieve; that the Merger may not be timely completed, if at all; that prior to completion of the Merger or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; that the parties are unable to implement successful integration strategies; that the required regulatory, shareholder, or other closing conditions are not satisfied in a timely manner, or at all; reputational risks and the reaction of the parties’ customers to the Merger; diversion of management time to Merger-related issues; and other factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2014 and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither the Company nor Southcoast undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this Current Report on Form 8-K, the exhibits hereto or any related documents, the Company and Southcoast claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information and Where to Find It.

This communication is being made in respect of the Merger involving the Company and Southcoast. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the Merger, the Company will file with the SEC a registration statement on Form S-4 that will include a proxy statement/prospectus for the shareholders of Southcoast. The Company also plans to file other documents with the SEC regarding the Merger with Southcoast. Southcoast will mail the final proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement/prospectus, as well as other filings containing information about the Company and Southcoast, will be available without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and other documents filed with the SEC in connection with the Merger can also be obtained, when available, without charge, from the Company’s website (http://www.bncbancorp.com) and Southcoast’s website (http://www.southcoastbank.com).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2015

BNC BANCORP

By: /s/ David B. Spencer
Name: David B. Spencer
Its: Senior Executive Vice President
& Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.        Description of Exhibit
Exhibit 2.1         Agreement and Plan of Merger, dated August 14, 2015, by and between BNC Bancorp and Southcoast
Financial Corporation

Exhibit 99.1         Press release, dated August 14, 2015

Exhibit 99.2        Supplemental Information, dated August 14, 2015

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